UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2023

GAIN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40237	85-1726310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

(301) 500-1556

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GANX	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 21, 2023, Gain Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Newbridge Securities Corporation, as the underwriter named therein (the “Underwriter”), relating to the offering, issuance and sale of an aggregate of (i) 2,213,044 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and (ii) warrants to purchase 1,106,522 shares of Common Stock (the “Warrants” and the shares of Common Stock underlying the Warrants, the “Warrant Shares”) for aggregate gross proceeds of $4.4 million (the “Offering”). The Warrants will have an exercise price of $2.75 per share, subject to adjustment as provided for therein, will be exercisable immediately and be exercisable for a period of five years from the closing of the Offering. The Warrants were offered and sold at the rate of one Warrant to purchase one share of Common Stock for every two shares of Common Stock purchased in the Offering. The public offering price for each set of two shares of Common Stock and accompanying Warrant to purchase one share of Common Stock was $4.01 per set of securities, yielding an effective price of $2.00 per share and $0.01 per Warrant. The net proceeds to the Company from the Offering are expected to be approximately $3.7 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.

 The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-265061) that was initially filed on May 18, 2022, and amended on May 23, 2022, and declared effective on June 1, 2022 (the “Registration Statement”) by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus filed with the SEC.

Pursuant to the Underwriting Agreement, the Company granted to Newbridge Securities Corporation (“Newbridge”) as underwriter in the Offering, an option, exercisable not later than 30 days after the date of the closing of the Offering, to purchase from the Company (i) up to an additional 331,956 shares of Common Stock and/or (ii) additional Warrants to purchase up to 165,978 shares of Common Stock, representing up to fifteen percent (15%) of the shares of Common Stock and Warrants sold in the Offering for the purpose of covering over-allotments of such securities, if any.

Pursuant to the terms of the Underwriting Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock and securities convertible into shares of Common Stock during the ninety (90) day period following the closing of the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and Newbridge, as underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Upon the closing of the Offering, the Company agreed to issue to Newbridge, or its designees, warrants (the “Underwriter’s Warrants”) to purchase up to 154,913 shares of Common Stock, or 7% of the total number of shares sold in the Offering. The Underwriter’s Warrants will be exercisable at an exercise price of $2.75 per share. The Underwriter’s Warrants are exercisable during the four-and-one-half year period commencing six months after the closing date of the Offering.

The Company will also enter into a warrant agent agreement with the Company’s transfer agent, Pacific Stock Transfer Company (“Pacific”), which will act as warrant agent for the Company, setting forth certain terms and conditions with respect to Pacific’s service as warrant agent for the Warrants (the “Warrant Agent Agreement”).

The foregoing description of the Underwriting Agreement, the Warrants, the Underwriter’s Warrant, and the Warrant Agent Agreement is not complete and is subject to, and qualified in its entirety by, reference to the full text of the Underwriting Agreement and the Warrants, forms of which are filed as Exhibit 1.1, 4.1, 4.3 and 4.5, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Concurrent Private Offering

On November 21, 2023, in a private placement (the “Concurrent Private Offering”) to be completed concurrently with the completion of the Offering, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an accredited investor (“Private Purchaser”) whereby the Company will issue an aggregate of (i) 744,026 shares of Common Stock (the “Private Shares”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) exercisable for an aggregate of up to 1,756,062 shares of Common Stock and (iii) warrants (the “Private Warrants”) to purchase up to an aggregate of 2,500,088 shares of the Company’s common stock (“Private Warrant Shares”) for aggregate gross proceeds of $5.0 million. The Private Warrants will be exercisable at an exercise price of $2.75 per share, will be exercisable six months after issuance and will expire five years from the date of exercise. The Pre-Funded Warrants are each exercisable for one share of Common Stock at an exercise price of $0.0001 per share and will expire when exercised in full. The Company is prohibited from effecting an exercise of any Pre-Funded Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% (or 9.99% at election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. The offering price for each Private Share and accompanying Private Warrant to purchase one Private Warrant Share was $2.00. The net proceeds from the Concurrent Private Offering are expected to be approximately $4.65 million, after deducting placement agent fees and other estimated offering expenses payable by the Company.

In connection with the Concurrent Private Offering, the Company has agreed to file a registration statement covering the resale of the Private Shares and the Private Warrant Shares within 30 days of the date of the Securities Purchase Agreement.

The Securities Purchase Agreement contains customary representations, warranties and agreements of the Company and the Private Purchasers and customary indemnification rights and obligations of the parties. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to a letter agreement dated as of November 14, 2023, the Company engaged Newbridge to act as its exclusive placement agent in connection with the Concurrent Private Offering. The Company has agreed to pay Newbridge a cash fee equal to 7.0% of the aggregate gross proceeds of the Concurrent Private Offering, excluding the proceeds, if any, from the exercise of the Private Warrants. In addition, the Company agreed to issue to Newbridge or its designees, warrants (the “Placement Agent Warrants”) to purchase up to 175,006 shares of Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrants will be exercisable immediately upon issuance and have a term of exercise equal to five years from the date of the Purchase Agreement. The Placement Agent Warrants will have substantially the same terms as the Underwriter’s Warrants.

The Offering and the Concurrent Private Offering are expected to close on or about November 24, 2023, subject to the satisfaction of customary closing conditions.

The foregoing description of the Securities Purchase Agreement, the Private Warrants, the Pre-Funded Warrants and the Placement Agent Warrants is not complete and is qualified in their entireties by reference to the full text of the Securities Purchase Agreement, the Private Placement Warrant, the Pre-Funded Warrants and the Placement Agent Warrants, forms of which are filed herewith as Exhibit 10.1, 4.2, 4.4 and 4.6, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Concurrent Private Offering is hereby incorporated by reference into this Item 3.02. The offer and sale of the Private Shares, Private Warrants, Private Placement Warrant Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares and the Placement Agent Warrants have not been registered under the Securities Act and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 7.01. Regulation FD Disclosure.

On November 20, 2023, the Company issued a press release regarding the launch of the Offering (the “Launch Press Release”). On November 21, 2023, the Company issued a press release announcing that it had priced the Offering (the “Pricing Press Release”). Copies of the Launch Press Release and the Pricing Press Release are furnished hereto as Exhibit 99.1 and Exhibit 99.2, respectively

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the SEC and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings, including in its annual filing on Form 10-K filed with the SEC on March 23, 2023, the preliminary prospectus supplement filed with the SEC on November 20, 2023, and the final prospectus supplement to be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1*	Underwriting Agreement, dated November 21, 2023, by and between Gain Therapeutics, Inc. and Newbridge Securities Corporation, as Underwriter.
4.1*	Form of Warrant.
4.2*	Form of Private Warrant.
4.3*	Form of Underwriter’s Warrant.
4.4*	Form of Pre-Funded Warrant.
4.5*	Warrant Agent Agreement by and between Gain Therapeutics, Inc. and Pacific Stock Transfer Company.
4.6*	Form of Placement Agent Warrant.
5.1*	Opinion of Lowenstein Sandler LLP.
10.1*	Form of Securities Purchase Agreement.
23.1*	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1).
99.1**	Launch Press Release dated November 20, 2023.
99.2**	Pricing Press Release dated November 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed Herewith

** Exhibit is being furnished as part of this Current Report on Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN THERAPEUTICS, INC.

Dated: November 22, 2023	By:	/s/ C. Evan Ballantyne
Name: C. Evan Ballantyne
Title: Chief Financial Officer